       As filed with the Securities and Exchange Commission on October 30, 1997

                                                      Registration No. 333-_____

--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                 -------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                 -------------------


                              WYNN'S INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)

                               -----------------------

                  Delaware                              95-2854312
       (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)                Identification No.)

     500 North State College Boulevard, Suite 700, Orange, California 92868-1604
             (Address of Principal Executive Offices, Including Zip Code)


             WYNN'S INTERNATIONAL, INC. STOCK-BASED INCENTIVE AWARD PLAN
                               (Full title of the plan)


                                GREGG M. GIBBONS, ESQ.
           Vice President-Corporate Affairs, General Counsel and Secretary
                              Wynn's International, Inc.
                     500 North State College Boulevard, Suite 700
                            Orange, California 92868-1604
                       (Name and address of agent for service)

 (Telephone number, including area code, of agent for service): (714) 938-3700

                                 -------------------

                           CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------
                                            Proposed maximum         Proposed maximum
       Title of           Amount                offering                 aggregate             Amount of
      Securities          to be                  price                   offering             registration
   to be registered     Registered             per share                   price                  fee
----------------------------------------------------------------------------------------------------------------
   Common Stock,         150,000             $34.6875(3)               $5,203,125(3)           $1,577(3)
   $1.00 par value      shares(1),(2)
   per share



  ---------------------

(1) All 150,000 shares of Common Stock being registered will be offered under options and other stock-based awards granted or available for future grant under the Plan. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares and options which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Each share is accompanied by a Preferred Stock Purchase Right pursuant to the Registrant's Shareholder Rights Agreement, dated March 3, 1989, as amended, with ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange for October 24, 1997 as reported in the Western Edition of the Wall Street Journal on October 27, 1997.

    The Exhibit Index included in this Registration Statement is at page 7.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


    The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Part I of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by Wynn's International, Inc. (the "Company" or "Registrant") with the Commission are incorporated by reference in this Registration Statement:

    (a) Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1996;

    (b) Quarterly Reports on Form 10-Q for the Company's quarterly periods ended March 31, 1997 and June 30, 1997; and

    (c) The description of the Company's Common Stock contained in its Registration Statement filed under Section 12 of the Securities Exchange Act, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

    In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The validity of the issuance of the shares of Common Stock registered hereby is passed upon by Gregg M. Gibbons. Mr. Gibbons is the Company's Vice President--Corporate Affairs, General Counsel and Secretary and is compensated as an employee of Registrant. At the time of effectiveness of this Registration Statement, Mr. Gibbons owned 51,614 shares of the Company's Common Stock, held options to purchase an additional 61,118 shares of the Company's Common Stock, and was eligible to participate in the Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

ITEM 8.  EXHIBITS.

         See the attached Exhibit Index.

ITEM 9.  UNDERTAKINGS

    The information and contents of Registration Statement No. 33-30296 and Registration Statement No. 33-64090, each on Form S-8, which were previously filed with the Securities and Exchange Commission by the Registrant are incorporated herein by reference. Except for required opinions, consents, signature pages and any information required in this Registration Statement that is not in the above-mentioned Registration Statements, the information required by Part II to be contained in this Registration Statement is omitted in accordance with General Instruction E to Form S-8.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on October 30, 1997.

                                  WYNN'S INTERNATIONAL, INC.


                                  By   /s/ JAMES CARROLL
                                    ----------------------------------------
                                            James Carroll
                                            Chairman and
                                       Chief Executive Officer


                                  POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints each of James Carroll, Seymour A. Schlosser and Gregg M. Gibbons as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Date


October 30, 1997                            /s/ JAMES CARROLL
                                       ----------------------------------------
                                                 James Carroll
                                                Chairman, Chief
                                       Executive Officer and Director
                                       (Principal Executive Officer)

    Date


October 30, 1997                            /s/ SEYMOUR A SCHLOSSER
                                       ----------------------------------------
                                                Seymour A. Schlosser
                                               Vice President-Finance
                                              (Principal Financial and
                                                 Accounting Officer)



October 30, 1997                                 /s/ BARTON BEEK
                                       ----------------------------------------
                                                     Barton Beek
                                                      Director



October 30, 1997                            /s/ WESLEY E. BELLWOOD
                                       ----------------------------------------
                                                Wesley E. Bellwood
                                           Chairman Emeritus, Director



October 30, 1997                              /s/ RICHARD L. NELSON
                                       ----------------------------------------
                                                  Richard L. Nelson
                                                      Director

                                    EXHIBIT INDEX


Exhibit                                                         Sequentially
Number        Description                                       Numbered Page
------         -----------                                      -------------

4.1      Wynn's International, Inc. Stock-Based Incentive Award       *
         Plan, incorporated herein by reference to Exhibit 28.1
         to the Company's Registration Statement on Form S-8
         (No. 33-30296) filed with the Securities and Exchange
         Commission on August 1, 1989.

4.2      Amendment No. 1 to Wynn's International, Inc. Stock-Based    *
         Incentive Award Plan, incorporated herein by reference to
         Exhibit 28.2 to the Company's Registration Statement on
         Form S-8 (No. 33-64090) filed with the Securities and
         Exchange Commission on June 10, 1993.

4.3      Amendment 1996-1 to Wynn's International, Inc. Stock-Based   *
         Incentive Award Plan, incorporated herein by reference to
         Exhibit 10.7 to the Company's Report on Form 10-K for the fiscal year ended December 31, 1996.

4.4      Amendment 1997-1 to Wynn's International, Inc. Stock         8
         Based Incentive Award Plan, dated May 8, 1997.

5        Opinion of Counsel (opinion re legality).                    9

23.1     Consent of Independent Auditors.                            10

23.2     Consent of Counsel (contained in his opinion filed as        9
         Exhibit 5).

24       Power of Attorney (included in this Registration
         Statement under "Power of Attorney").                        5





-----------------------------
* Incorporated by reference. In addition, each exhibit index and exhibit of Registration Statement No. 33-30296 and Registration Statement No. 33-64090, each on Form S-8, which were previously filed with the Securities and Exchange Commission by the Registrant, are incorporated herein by reference.